Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-273797) pertaining to the GeneDx Holdings Corp. 2023 Equity Inducement Plan
2. Registration Statement (Form S-8 No. 333-271432) pertaining to the GeneDx Holdings Corp. Amended and Restated 2021 Equity Incentive Plan
3. Registration Statement (Form S-8 No. 333-269165) pertaining to the GeneDx Holdings Corp. 2021 Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan,
4. Registration Statement (Form S-3 No. 333-267112) of GeneDx Holdings Corp. (f/k/a Sema4 Holdings Corp.),
5. Registration Statement (Form S-3 No. 333-267108) of GeneDx Holdings Corp.
6. Registration Statement (Form S-8 No. 333-264627) pertaining to the Sema4 Holdings Corp. Non-Plan Inducement Awards,
7. Registration Statement (Form S-8 No. 333-262338) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan and Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan,
8. Registration Statement (Form S-8 No. 333-260481) pertaining to the Sema4 Holdings Corp. Earn-out RSU Awards, and
9. Registration Statement (Form S-8 No. 333-259815) pertaining to the Sema4 Holdings Corp. 2021 Equity Incentive Plan, Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan, the outstanding stock options under the Mount Sinai Genomics, Inc. d/b/a Sema4 2017 Equity Incentive Plan and Sema4 Holdings Corp. Earn-out RSU Awards
of our report dated February 23, 2024, with respect to the consolidated financial statements of GeneDx Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ ERNST & YOUNG LLP

New York, New York
February 23, 2024